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                                                                   EXHIBIT 10.23

                            GLOBAL ALLIANCE AGREEMENT

This GLOBAL ALLIANCE AGREEMENT ("this Agreement") is entered into this March 31, 2000 ("Effective Date") by and between Adaytum Software, Inc., a Delaware corporation with principal offices at 2051 Killebrew Drive, Suite 400, Minneapolis, Minnesota 55425 ("Adaytum") and Andersen Consulting LLP, an Illinois limited liability partnership with an office at 1661 Page Mill Road, Palo Alto, California 94304 ("Andersen"), for the benefit of all Andersen worldwide organizations and Andersen owned Affiliates as hereinafter more fully described. Adaytum and Andersen may also be referred to herein individually as "Party" or collectively as "Parties."

                                   BACKGROUND

         WHEREAS, Adaytum is a company that develops and markets
"best-of-class" planning, forecasting, budgeting and performance analysis software for medium and large organizations.

         WHEREAS, Adaytum seeks to:

                  - Leverage Andersen's global reach and industry expertise so as to create a true "world class" solution; and

                  - Leverage Andersen's superior reputation for marketing and promotion of software-based solutions.

         WHEREAS, Andersen is a leading consulting firm engaged in the business of providing strategic consulting services, systems integration, change management, business process re-engineering, application management, business process outsourcing and other services its clients.

         WHEREAS, Both Andersen and Adaytum desire to work together to sell and implement Adaytum's business planning software.

         WHEREAS, Andersen and Adaytum mutually desire to develop, create, and deploy global, co-specialized, world-class business planning solutions in selected market segments.

         NOW, THEREFORE, in mutual consideration of the promises and covenants contained herein, the Parties mutually agree as follows:

SECTION 1 - DEFINITIONS

         The defined terms used in this Agreement shall have the meanings specified in this Section 1 or as specifically defined in the text of this Agreement.

1.1 "ADAYTUM SOFTWARE" shall mean Adaytum's Planning and ePlanning software for planning, budgeting and forecasting, and any other similar products which Adaytum, may offer, from time to time, in object code form, as well as source code form.

1.2 "AFFILIATE" shall mean any entity which is a member of the Andersen Consulting Organization or any entity which is at the relevant time directly or indirectly controlled by any such entity or any entity which is otherwise part of the Andersen Consulting. An Affiliate will have the ability to be bound by and receive the benefit of the terms of this Agreement by executing an Addendum confirming such Affiliate's acceptance of the terms of this Agreement.


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1.3      "BUSINESS INTEGRATION SERVICES" shall mean services provided by
         Andersen such as, but are not limited to, systems design and implementation of interfaces to Adaytum's system, modifications to the Client's planning, forecasting and budgeting processes, identification of operational strategies and business and organizational changes required to take advantage of the Adaytum Software, implementation and conversion assistance, and system training

1.4 "CLIENT" shall mean those third parties and all subsidiaries or affiliates of those third parties which have licensed or purchased the Adaytum Software or that may license or purchase the Adaytum Software.

1.5 "DOCUMENTATION" shall mean Adaytum's functional documentation, user and system operating manuals, training materials, program descriptions, programmers' guides, system guides, specifications, instructions and explanatory materials related to the Adaytum Software.

SECTION 2 - ALLIANCE MANAGEMENT

2.1 Andersen and Adaytum each will designate a senior executive ("EXECUTIVE SPONSOR") who will be responsible for (i) the exchange of leads, and
         (ii) jointly with the other Party's Executive Sponsor, the selection and prioritization of which leads to pursue.

2.2 Once leads have been identified and prioritized under Section 2.1, Andersen and Adaytum will each appoint a project manager ("Project Manager") who will be responsible for all activities related to that lead.

SECTION 3 - MARKETING ACTIVITIES AND MATERIALS

3.1      The geographic scope of this Agreement shall be global.

3.2 In order for Andersen to promote the Business Integration Services and/or to promote the Adaytum Software as provided for in this Agreement, Adaytum shall supply Andersen with marketing collateral in electronic and paper format describing the Adaytum Software in reasonable detail that can be used by Andersen without limitation on disclosure. These materials will be provided at no charge to Andersen.

3.3 Except as set forth in Section 3.2, neither Party shall use any of the other Party's trademarks, service marks or company names in advertising or other promotional material or activity (including use on Internet web sites), unless the Party has obtained the owner's prior express written consent. Such consent shall not be unreasonably withheld or delayed.

3.4 Except as set forth in Section 3.2, neither Party shall issue any press release, marketing, advertising or other promotional material related to this Agreement (the "PROMOTIONAL MATERIALS") without the other Party's prior written consent. Consent from Andersen must come from the Andersen MP-Marketing Communications or his or her designee. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purposes contemplated by this Agreement and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice.

3.5 Neither Party shall disclose any billing or cost rates of the other Party to any potential Client without prior approval.


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3.6      Adaytum will provide Andersen its current price list as it may be updated from time to time. Price changes will become effective 60 days after written notice has been received by Andersen of such changes. For orders received by Adaytum within the 60 days after Andersen has received written notice of a price increase, Adaytum will honor the previous price. For any price decrease, Clients shall be invoiced at the lower price regardless of the prices indicated on the Client's purchase order.

3.7 Adaytum will provide Andersen with sufficient quantities of copies of Adaytum's standard licensing agreements and maintenance agreements for the Adaytum Software. Adaytum will also supply further copies of such agreements as requested by Andersen.

3.8 Adaytum will provide marketing and technical support to Andersen, such as answering questions about the Adaytum Software, providing hot line telephone technical support and gateway/dialogue information, assisting in positioning the Adaytum Software, supplying experts to support detailed technical presentations and meetings and by providing quotations for standard and custom configurations.

3.9 Andersen shall provide marketing and technical support to Adaytum, such as answering questions about the Business Integration Services, supplying experts to support detailed technical presentations and meetings and by participating in the development of joint business proposals.

3.10 On a regular basis, Andersen and Adaytum will share leads related to potential sales of Adaytum Software and explore opportunities for joint teaming arrangements. Andersen will use reasonable efforts to market Adaytum Software through its normal marketing channels. These marketing efforts shall be targeted globally as identified by the Andersen and Adaytum Executive Sponsors.


3.11     In the event the Parties agree to enter into a joint teaming
         arrangement,    ***   shall be the prime contractor for all such
         arrangements, unless the Parties otherwise mutually agree.


3.12 Nothing in this Agreement shall be construed as a commitment or guarantee on the part of Andersen to produce any level of sales or revenue with regard to the Adaytum Software. However, there will be joint marketing and business plan developed on an annual basis ("Business Plan").

3.13 Each Party shall be responsible for its own costs associated with the marketing activities performed under this Agreement.

3.14 Adaytum will ensure that the sales force compensation plan for selling Adaytum Software provides enhanced compensation to its sales force where Adaytum Software is sold with Andersen involvement.

SECTION 4- MARKETING ASSISTANCE FEE

4.1 For any license sold for the Adaytum Software in any industry and/or client where Andersen either generated the sales lead or actively participated in the joint marketing activities, Adaytum shall pay to Andersen a fee (a "Marketing Assistance Fee" or "MAF").


4.2      The MAF shall be based on a percentage of the net fees billed to the
         Client (the "Percentage") for a period of      ***        (the
         "MAF PERIOD") from the date of sale of any Adaytum



*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


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         Software to any Client. The Percentage shall be, ***. Adaytum will pay Marketing Assistance Fees to Andersen within sixty (60) days of the date of such sale. All MAF fees due to Andersen may be reduced for prior MAF payments relating to uncollectible license fees, as mutually agreed. For the purposes of this Section 6.2 "net License fee" shall mean a license fee or other similar payments related to the use of Adaytum Software, not of discounts to Clients on the license fee applicable sales and the taxes and prior to any withholding taxes imposed by a foreign government.


4.3 Andersen will retain *** of its fees and other charges related to services it provides to the Client.

4.4 Adaytum will pay MAFs in United States dollars. For licenses outside the United States, the United States dollar equivalent amount due to Andersen for MAFs will be determined by the exchange rate in effect as of the date that the Adaytum Software was sold.

4.5 Andersen and Adaytum will cooperate to minimize, to the extent legally permissible, the tax liabilities related to this Agreement. However, the cooperation shall not cause any adverse tax consequences to be incurred by either Party that would not have been incurred under the terms and conditions as described in this Agreement.

4.6 Adaytum shall pay for all taxes in connection with the licensing of Adaytum Software and Services under this Agreement including any sales, use, excise, value-added, services, consumption, withholding, invoicing and other taxes. Andersen or the applicable Client, as agreed upon between such parties pursuant to a separate written agreement, will pay for all taxes in connection with the provision of Business Integration Services by Andersen to such Client, including any sales, use, excise, value-added, services, consumption, withholding, invoicing and other taxes. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by the other Party. Each Party shall use reasonable efforts to promptly notify the other Party of, and coordinate with such other Party the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which such original Party is responsible hereunder.

4.7 Adaytum shall keep accurate and complete records ("RECORDS") of all Revenue, including all documents required for the full computation and verification of MAFs, for as long as Adaytum is obligated to pay MAFs plus twenty-four (24) months. Andersen shall be permitted within ten
         (10) days notice to Adaytum to audit the calculation of MAFs and the corresponding Records. If an audit reveals a discrepancy equal to or greater than five-percent (5%) of the difference between MAFs paid to Andersen and MAFs actually due to Andersen, Adaytum agrees to reimburse Andersen for its reasonable costs for the audit.

SECTION 5 - SOFTWARE AND SUPPORT

5.1 Adaytum hereby grants to Andersen a worldwide, royalty-free license to market, use, modify, install, copy, and display Adaytum Software, except for the source code, for the following purposes: (i) marketing, promoting and demonstrating the Adaytum Software in exhibits, Andersen demonstration centers, and to potential Clients; (ii) developing and demonstrating implementation methodology and application programs utilizing the Adaytum Software; (iii) training Andersen personnel; and
         (iv) in conjunction with providing Business Integration Services

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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         to Clients who have a license from Adaytum for the Adaytum Software. On an as needed basis, as mutually determined by the parties, Adaytum hereby grants Andersen license to use the source code, which will be used by Andersen as mutually agreed to by both parties in writing.

5.2 In addition to the license granted in Section 5.1, Andersen shall have the right to purchase additional copies of the Adaytum Software for Andersen's internal use at a price equal to *** of the then-current list price of the Licensed Software during the term of this Agreement.

5.3 Adaytum will be solely responsible for obtaining any and all rights necessary to allow Andersen to market, in accordance with this Agreement, any computer code, modules, programs, data files and Documentation that is proprietary to a third party and that is embedded or inseparable from the Adaytum Software, or used in conjunction with the Adaytum Software and Services ("THIRD PARTY PRODUCTS"), including responsibility for any administrative or financial arrangements in relation to such Third Party Products.

5.4 Adaytum shall license the Adaytum Software directly to the Client and shall be responsible for packaging, delivery, support and maintenance of the Adaytum Software. However, when the situation requires such an arrangement, as mutually determined by the Parties, Adaytum shall grant to Andersen, on an exception-only basis, the right to sub-license Adaytum Software. Andersen shall not sub-license the Adaytum Software without the prior written consent of Adaytum. In the event of such a sub-license, (i) Andersen shall provide to Adaytum copies of the executed sub-license, and (ii) will use reasonable efforts to notify Adaytum of any breach of the sub-license by the sub-licensee, of which Andersen is aware.

5.5 Adaytum shall provide installation support to Andersen at no charge for Andersen's use of the Adaytum Software pursuant to Section 5.1.

5.6 Adaytum shall provide its standard technical support and maintenance for the Adaytum Software and Services to Andersen at no charge pursuant to Section 5.1.

5.7 Adaytum shall provide software maintenance, technical support, warranty, training services, to Clients at Adaytum's standard fees.

5.8 Adaytum will provide to Andersen training, including documentation and other training materials, at no cost to Andersen, for up to 1000 training days per year as determined annually in the Business Plan for the Term of this Agreement. The Parties will mutually agree upon the time and location of the training. Additional training will be supplied by Adaytum at a cost equaling 50% of the price Adaytum usually charges its customers.

5.9 Adaytum will promptly make available to Andersen at no charge any new releases, upgrades, updates, additions, enhancements and other versions (collectively, "VERSIONS") of the Adaytum Software including any preliminary or "beta" versions made available.

SECTION 6- CONFIDENTIALITY

6.1 During the course of this Agreement, Andersen and Adaytum may be given access to information that (i) relates to the other Party's past, present, and future research, development, business activities, Adaytum Software, services, and technical knowledge, and (ii) has been identified in writing as confidential ("Confidential Information").

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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6.2      The Receiving Party ("Receiving Party") may use the Confidential
         Information of the other Party only in connection with the performance of its obligations under this Agreement.

6.3 Each Receiving Party agrees to protect the confidentiality of the other Party's Confidential Information in the same manner that the Receiving Party protects the confidentiality of its own proprietary and confidential information of like kind.

6.4 All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed upon written request of the Party disclosing the Confidential Information ("Disclosing Party").

6.5 Nothing in this Agreement shall prohibit or limit either Party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence: (ii) independently developed by it; (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information; or (iv) which is or becomes publicly available through no breach of this Agreement. Nothing in this Agreement shall prohibit or restrict either Party's right to develop, use, or market software and services similar to the Confidential Information of the other Party as long as it shall not thereby breach this Agreement.

6.6 If the Receiving Party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the Disclosing Party, the Receiving Party may disclose the Disclosing Party's Confidential Information as required under the applicable subpoena or other validly issued administrative or judicial process; provided, however, that (i) the Receiving Party must give the Disclosing Party prompt notice prior to such disclosure and make a reasonable effort to obtain a protective order against such disclosure, and (ii) any such disclosure shall be limited in scope, nature and degree to that deemed necessary by competent counsel.

6.7 If either Party receives requests for proposals or other information from its current or prospective Clients along with permission to disclose this information to the other Party, then such request for proposal and information will be considered Confidential Information.

6.8 Except as necessary to fulfill its obligations in relation to the activities contemplated by this Agreement, both Parties agree to keep the terms of this Agreement confidential.

SECTION 7- OWNERSHIP AND PROPRIETARY RIGHTS

7.1 Each Party will retain ownership of any software or other assets that such Party brings to this Agreement; including, but not limited to, knowledge capital, system design and code, trademarks, service marks, patents and any type of intellectual property asset.

7.2 Adaytum will own any enhancements, modifications or derivative works of any Adaytum Software created by Adaytum. Jointly developed extensions to Adaytum Software will be jointly owned by Adaytum and Andersen. The terms of this joint ownership will be set forth in the Joint Development Addendum.

7.3 As between the Parties, Andersen and Adaytum each reserve the right to use any skills, knowledge or techniques used or acquired while providing services to or for a Client and the other Party, provided such items are not owned by the other Party.


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SECTION 8- REPRESENTATIONS AND WARRANTIES

8.1 As between the Parties, each Party shall remain solely responsible to its Clients for the performance and good working order of its own products and the performance of its own services. Neither Party is responsible for the performance of the other Party's products or services.

8.2 Adaytum represents and warrants that all technology associated with the Adaytum Software that may be supplied in conjunction with this Agreement are Year 2000 Compliant. "Year 2000 Compliant" means, unless otherwise stated in specifications for the Adaytum Software, that the Adaytum Software, accurately processes, provides, and/or receives date data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

8.3 Each Party represents and warrants that it has the right to grant to the other Party the licenses purported to be granted by or pursuant to this Agreement.

8.4 Adaytum represents and warrants that there are no claims against it relating to any of the Adaytum Software or the Documentation or to any of the trade secrets, copyrights, trademarks, or other intellectual property rights related thereto and no demand of any person or entity pertaining to it, and no proceedings have been instituted or are pending or, to the knowledge of Adaytum, threatened that challenge the rights of Adaytum in respect thereof. Adaytum has not been charged or threatened with infringement or violation of any intellectual property right of any person or entity and, to the knowledge of Adaytum, is not infringing any intellectual property rights through any license or use of any the Adaytum Software. There are no product liability claims pending or, to the knowledge of Adaytum, threatened that are based on any alleged problem or defect in any of the Adaytum Software or the Documentation, trade secrets, copyrights, trademarks, or other intellectual property rights related thereto, or any alleged misrepresentation or failure to meet any claim or promise made in any sales literature or otherwise by Adaytum to any person, or on any implied covenant or legal requirement relating to any of the Adaytum Software. Adaytum will notify Andersen of its knowledge of any future claims against the Adaytum Software, trade secrets, copyrights, trademarks or other intellectual property rights; any future charges of infringement or violation of any intellectual property right; or any future liability claims made or threatened in relation to the Adaytum Software.

SECTION 9 - INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

9.1 Adaytum agrees to indemnify and hold harmless Andersen, and any partner or employee thereof, from any and all liabilities, damages, costs and expenses, including attorneys' fees, incurred by Andersen as a result of any claim that any of the Adaytum Software, including any version, update or enhancement of any of the Adaytum Software created or otherwise provided by Adaytum to Andersen, its Affiliates or a Client hereunder infringes a copyright, patent, trade secret or any other proprietary right. However, Adaytum shall have no liability to indemnify Andersen with respect to any claim that any of the Adaytum Software infringes a copyright, patent, trade secret or any other proprietary right caused by modification of the Adaytum Software by Andersen without Adaytum's consent, where the Adaytum Software without the modification would otherwise not be infringing. The foregoing indemnity is conditioned upon (i) Andersen providing to Adaytum prompt written notice of such claim, (ii) Andersen tendering to Adaytum sole control over the defense and settlement of such claim, and (iii) Andersen providing


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         to Adaytum all information and assistance reasonably requested by
         Adaytum in connection with the defense and settlement of such claim, at Adaytum's sole expense. In no event, however, may there be a settlement of any such claim without the written consent of Andersen.

9.2 Andersen agrees to indemnify and hold harmless Adaytum, and any employee thereof, from any and all liabilities, damages, costs and expenses, including attorneys' fees, incurred by Adaytum as a result of any claim that any of the Adaytum Software infringes a copyright, patent, trade secret or any other proprietary right caused by modification of the Adaytum Software by Andersen without Adaytum's consent, where the Adaytum Software without the modification would otherwise not be infringing. The foregoing indemnity is conditioned upon (i) Adaytum providing to Andersen prompt written notice of such claim, (ii) Adaytum tendering to Andersen sole control over the defense and settlement of such claim, and (iii) Adaytum providing to Andersen all information and assistance reasonably requested by Andersen in connection with the defense and settlement of such claim, at Andersen's sole expense. In no event, however, may there be a settlement of any such claim without the written consent of Adaytum.

SECTION 10 - TERM AND TERMINATION

10.1 This Agreement shall remain in effect through August 31, 2005 thereafter shall be renewable upon the mutual agreement of the Parties.

10.2 If either Party defaults in the performance of any material obligation hereunder, the non-defaulting Party may terminate this Agreement by written notice specifying the default, which notice shall become effective ninety (90) days after the delivery of notice to the defaulting Party, unless during such 90-day period the default shall have been corrected by the defaulting Party to the non-defaulting Party's reasonable satisfaction.

10.3 Andersen shall have the right to immediately terminate this Agreement by providing written notice to Adaytum in the event (i) all or portions of the ownership rights in the Adaytum Software are transferred or assigned by Adaytum to a third party, (ii) Adaytum discontinues its Adaytum Software, (iii) Adaytum transfers or assigns a material right or obligation under this Agreement, or (iv) a change of control of Adaytum.

10.4 Either Party may terminate this Agreement immediately upon giving notice to the other Party if the other Party is adjudicated as bankrupt, becomes insolvent, suffers permanent or temporary court-appointed receivership of substantially all of its property, makes a general assignment for the benefit of creditors, or suffers the filing of a voluntary or involuntary bankruptcy petition that is not dismissed within forty-five (45) days after filing.

10.5 Upon termination or expiration of this Agreement, each Party shall immediately:

         10.5.1 Cease acting in any manner that would suggest a continuing relationship with the other Party, except as may be provided in any surviving separate agreement;

         10.5.2 Discontinue any and all use of marks authorized for use under this Agreement, except as necessary for either Party to fulfill its obligations to a Client; and

         10.5.3 Return to the other Party or destroy the other Party's Confidential Information in its possession unless this Agreement expressly provides otherwise.


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10.6     Upon either the expiration of the term of this Agreement or the termination of this Agreement for any reason other than a breach by Andersen, Adaytum shall pay to Andersen the MAF generated during the Term of this Agreement, as defined in Section 4.2, for a period of *** from the date of the initial license of the Adaytum Software, whichever is later.

10.7 Upon termination of this Agreement by Adaytum due to breach by Andersen, Andersen shall be entitled to the portion of the MAF earned through the date of termination.

10.8 Notwithstanding the provisions of this Section 10, each Party may continue to exercise the rights and licenses granted hereunder to the extent necessary to allow such Party to fulfill its obligations under existing engagement agreements with Clients or included in any proposal to a Client that was outstanding at the time of termination. Andersen specifically shall retain the right to use the Adaytum Software for as long as necessary to meet any obligations or services that Andersen has undertaken. Andersen shall also continue to have the right to use and access the Adaytum Software (specifically including Documentation and related technical information and support) to allow Andersen to fulfill its obligations to Clients to whom a proposal has been submitted or is in the process of being submitted.

SECTION 11 - EXPORT

Both Parties shall comply with all applicable export laws, restrictions of the United States or comparable foreign agency or authority. Neither Party shall export, or allow the export or re-export of any Adaytum Software in violation of any such laws, restrictions or regulations.

SECTION 12 - MISCELLANEOUS

12.1 The Parties agree that in the event of any dispute or alleged breach under this Agreement, they will work together in good faith first, to resolve the matter internally and then, if necessary, to use a mutually agreed alternative dispute resolution technique prior to resorting to litigation in accordance with Exhibit A.

12.2 This Agreement shall be subject to existing relationships between each Party and its partners, Clients and service providers. Neither Party will be prohibited from honoring any contractual obligations that pre-exist this Agreement to the extent in conflict with the terms of this Agreement.

12.3 Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that Andersen may cause this Agreement, in part or whole, to be performed by an Affiliate and may assign its rights and obligations hereunder to an Affiliate.

12.4 Except as the Parties may expressly agree otherwise in writing, neither Party shall solicit, offer work to, employ, or contract with, whether as a partner, employee or independent contractor, directly or indirectly, any of the other Party's Personnel during their participation in the activities addressed by this Agreement or during the twenty-four (24) months after such participation ends. For purposes of this Section 16.4, "Personnel" includes any individual or company a Party employs as a partner, employee or independent contractor and with which a Party comes into direct contact in the course of the activities under this Agreement. Each party will use reasonable efforts to notify the other if an employment contact is made by a current employee of the other party.

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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12.5     Neither Party shall be liable for any delays or failures in performance due to circumstances beyond its reasonable control, including failures of computers, computer-related equipment, hardware or software.

12.6 Except in relation to Andersen's and Adaytum's indemnification obligations hereunder, neither Party will be liable to the other for any indirect, special, incidental, consequential, exemplary or punitive loss, damages or expenses (including lost profits or savings). Andersen's liability for direct damages shall not exceed ***.

12.7 If any provision of this Agreement is found to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

12.8 Sections 1, 4, 5.6, 6, 7, 8, 9, 10, 11 and 12 shall extend beyond the expiration or termination of this Agreement and shall survive and remain in effect beyond any expiration or termination. In addition, any payment obligations shall survive the term of this Agreement.

12.9 This Agreement shall be governed by and construed in accordance with the laws of Illinois, without giving effect to conflict of law rules.

12.10 This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each Party shall have executed one counterpart.

12.11 Captions and headings appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

12.12 Any notice or other communication given pursuant to this Agreement shall be in writing and shall be deemed to have been received either when delivered personally to the Party for whom intended, or five (5) days following the deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such Party at the address set forth below:

                  For Adaytum:

                  Attention: Mark Galloway, General Manager

                  2051 Killebrew Drive, Suite 400
                  Minneapolis, MN 55425-1820

                  For Andersen:

                  Attention:  Dean A. Nichols, Partner
                  801 2nd Ave., Suite 900
                  Seattle, WA 98104

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

12.13 Either Party may designate a different address by notice to the other given in accordance herewith.

12.14 Nothing in this Agreement shall be construed to grant either Andersen or Adaytum the right to make any commitment or obligation of any kind for or on behalf of the other Party without prior written consent of the other Party. Neither Party shall have the power to control the activities and operations of, or contractually bind or commit the other Party. The status of the Parties with respect to one another is that of independent contractors. Neither Party shall act as, or be deemed to be, the other Party's agent or a partner for any purpose, and the employees of one Party shall not be deemed the employees of the other Party. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Adaytum and Andersen.

12.15 Neither Party is a distributor or agent for the products or services of the other Party. Each Party's products and services shall be available to prospective Clients only through a separate agreement between that Party and its Clients, unless that Party has given its prior written consent for the other Party to make the commitment on their behalf. In any case, neither Party is responsible for the quality of products or services provided by the other Party, unless the Parties otherwise agree in writing with respect to specific Client engagements, pursuant to which one Party is the prime contractor and the other Party is the subcontractor. Each Party is solely responsible for establishing the prices for its own products and services.

12.16 Nothing in this Agreement shall restrict Andersen or Affiliates from marketing, demonstrating or teaming with providers of other products, irrespective of the similarity of such products to the Adaytum Software, or from developing, marketing, demonstrating, installing or using competing products or entering into any arrangements with any third party, unless otherwise mutually agreed upon by the Parties in an addendum. If any addendum makes changes to this Section 12.16, the change shall only apply to the addendum in which such a change is included. If one of its Clients selects an alternative or competing solution, Andersen will not be restricted from installing or implementing such alternative or competing solution.

12.17 Andersen shall have the right to market consulting services to Adaytum's Clients independent of the sale of the Adaytum Software, and Adaytum shall have the right to market products to Andersen's Clients independent of the sale of the Adaytum Software. Each Party shall be free to negotiate prices and rates separately with its Clients.

12.18 This Agreement contains the entire understanding of the Parties with regard to the subject matter contained herein. Adaytum and Andersen may, by mutual agreement in writing, amend, modify and supplement this Agreement. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach

12.19 Except as expressly stated in this Agreement, each Party will be responsible for its own costs and expenses associated with activities under this Agreement.

BOTH PARTIES REPRESENT THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS STATED HEREIN.

ADAYTUM SOFTWARE, INC.                      ANDERSEN CONSULTING, LLP

By: /s/ Mark Galloway                       By:  /s/ Dean A. Nichols
   ----------------------------------          --------------------------------


Name:  Mark Galloway                        Name:    Dean A. Nichols
     --------------------------------            ------------------------------

Title: GM/VP                                Title:  Partner
      -------------------------------             -----------------------------

Date:     3-31-2000                         Date:  March 31, 2000
     --------------------------------            ------------------------------

Date:                                       Date:
     --------------------------------            ------------------------------

                                    EXHIBIT A

                         ALTERNATIVE DISPUTE RESOLUTION

                                     General

The Parties shall attempt to resolve any questions or dispute that arises regarding or under this Agreement by prompt good faith discussions between the Coordinators.

                         Escalation To Senior Management

Any such question or dispute which cannot be resolved by such discussions between the Coordinators or their respective designee, within fifteen (15) calendar days for initiation of discussion by either Coordinator or their respective designee, shall be escalated for resolution to the Parties' respective senior management, i.e., Adaytum's Chief Executive Officer and one of Andersen's Managing Partners of the Finance and Performance Management line of Business.

                                    Mediation

Any such question or dispute which cannot be resolved by discussion between the Parties' respective senior management, within thirty (30) calendar days from initiation of discussion by either such individual, may be resolved by a non-binding mediation which if selected shall proceed as follows.

         A. Notice. The following procedures shall apply to the mediation, unless otherwise agreed in advance by the Parties as evidenced in writing by their respective Coordinators or their respective designee. The mediation shall be commenced by the initiating Party notifying the other Party in writing to its Coordinator, or their respective designee, and Legal Department of its desire for such non-binding mediation and of the mediator whom it selected and requesting that the other Party select its mediator.

         B. Panel Composition and Criteria. The proceeding shall be held by a panel of three mediators, one selected by Andersen and one selected by Adaytum, with a third being appointed by the two so chosen. If the third mediator is not selected within fourteen (14) days after the request is served s/he shall be selected in accordance with the rules and regulations of the American Arbitration Association. Except as otherwise provided herein, the mediation under this Section shall be conducted in accordance with the Commercial Dispute rules then in effect of the American Arbitration Association or its successor. The mediators may only be persons who for at least ten (10) of the last fifteen (15) years have held one or more management positions in one or more companies engaged in, and who individually have been responsible for some combination of, the design, development, installation, support of and/or provision of consulting services regarding semi-custom business software applications and systems. However, no mediator shall have or be permitted to have had in the last five (5) years, any employment, consulting, investing, personal/social, or other relationship to either Party or their respective attorneys or CPA's.

         C. Process; Location. The mediators will decide whether or not the formal rules of evidence, and whether discovery procedures will, or will not, be available. The proceeding will be held in a mutually agreed location. The initiation, substance, and outcome of the proceeding shall be maintained confidential by the Parties, their respective attorneys, and the mediators.

                                    AMENDMENT
                                       TO
                            GLOBAL ALLIANCE AGREEMENT
                                     BETWEEN
               ADAYTUM SOFTWARE, INC. AND ANDERSEN CONSULTING LLP

This Amendment, effective this _6_ day of __June_, 2000 (the "Effective Date"), amends the Global Alliance Agreement , by and between Adaytum Software, Inc. ("Adaytum") and Andersen Consulting LLP ("Andersen"), dated March 31, 2000 (the "Agreement"). This Amendment is intended by the parties to modify the Agreement specifically as follows:

1. In Section 1 - Definitions of the Agreement, the following new subsection is added:

     1.6 "Subsidiary" shall mean any majority-owned subsidiary of the parent corporation, Adaytum, operating outside the United States. A Subsidiary may request that an Affiliate in the same country as the requesting Subsidiary perform services for the Subsidiary on the terms and conditions set forth in the mutually agreed to Joint Development and Consulting Services Agreement. In such event, references in this Agreement to "Adaytum" would be deemed to refer to the specific "Subsidiary" and references to "Andersen" would be deemed to apply to the specific "Affiliate". In determining where such substitutions are or are not required by the context of the particular clause or provision in question, the interpretation will be adopted which best preserves the Parties' mutual intention that the respective rights and obligations as between a Subsidiary and an Affiliate are to be equivalent to the rights and obligations existing as between Adaytum and Andersen in this Agreement. The Parties shall use their reasonable efforts to prevail upon their Subsidiaries and Affiliates (as applicable) to either acknowledge in the applicable appendix their acceptance of the terms and conditions of this Agreement or enter into service agreements with each other on the same terms and conditions as those set forth or referenced in this Agreement, modified only to the extent necessary to conform to local law and commercial practice."

2. In Section 4 - Marketing Assistance Fee, the following new subsection is added:

         "4.7 Adaytum shall remit any payment due Andersen from Adaytum to Andersen's Affiliate, Proquire LLC ("Proquire"), at the following address:

                Proquire LLC
                100 South Wacker Drive, 9th Floor
                Chicago, Illinois 60606"

3. The last sentence of Section 5.4 is replaced in its entirety by the following:

         "In the event Andersen sub-licenses the Adaytum Software to a Client (as defined in the Agreement), (i) Andersen shall provide to Adaytum copies of the executed sub-license, (ii) Andersen will use reasonable efforts to notify Adaytum of any breach of the sub-license by the sub-licensee, of which Andersen becomes aware, and (iii) the Adaytum Software shall be provided to the Client subject to Proquire Sales Contract between Proquire and the Client, and Andersen, as agent for Proquire, may invoice, collect, and receive from Client all sums that are or become due to Proquire and Adaytum. Outside the United States, an Andersen Affiliate reserves the option to provide third party products through itself, related entities or other third parties. Regardless of whether the Adaytum Software is licensed by Adaytum or sub-licensed by Andersen, Adaytum, and not Andersen, shall at all times remain responsible to Client for the performance or non-performance of the Adaytum Software."

4. The second sentence of Section 7.2 of the Agreement is modified in its entirety to read as follows:

         "Jointly developed extensions, modifications and derivative works of the Adaytum Software will be jointly owned by Adaytum and Andersen, and each Party shall have no obligation to account to the other for its use of such materials; however, neither Party shall license or provide access to such jointly owned materials to a competitor of the other Party, or create an alliance involving any such jointly owned materials with such a competitor, without the prior written agreement of the other Party."

5. The third sentence of Section 7.2 of the Agreement is modified to read in its entirety as follows:

         "The terms of this joint ownership understanding will be further described in a separate Joint Development Agreement between the Parties."

6. Section 12.6 of the Agreement is modified in its entirety as follows:

         "12.6 Except in relation to Andersen's and Adaytum's indemnification obligations hereunder, neither Party will be liable to the other for any indirect, special, incidental, consequential, exemplary or punitive loss, damages or expenses (including lost profits or savings). Andersen's or an Affiliate's liability for direct damages shall not in the aggregate exceed
                ***.


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

                *** The liability of Adaytum and Andersen as between them and each of their respective Subsidiaries and Affiliates shall be several and not joint. A breach by a Subsidiary or an Affiliate of this Agreement shall not be deemed a breach by Adaytum or Andersen, respectively. Likewise, a breach by Adaytum or Andersen of this Agreement shall not be considered a breach by any of their respective Subsidiaries or Affiliates."

Except as provided herein, the Agreement remains unchanged and in full force and effect. In the event of a conflict between any term of the Agreement and this Amendment, the terms of this Amendment shall prevail.

Agreed and Accepted:                       Agreed and Accepted:

ADAYTUM SOFTWARE, INC.                     ANDERSEN CONSULTING LLP

By /S/ Mark W. Galloway                    By  /S/ DEAN A. NICHOLS
  -----------------------------------        ----------------------------------

Title  VP Market Development               Title  Partner
     --------------------------------           -------------------------------

Date   6/6/2000                            Date  5/22/2000
    ---------------------------------          --------------------------------

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

                         EDUCATION & GOVERNMENT ADDENDUM

                          TO GLOBAL ALLIANCE AGREEMENT

         THIS ADDENDUM (this "E&G Addendum") is entered into this 31st day of March, 2000 (the "Addendum Effective Date") by and between Adaytum Software, Inc., a corporation organized under the laws of Delaware, with its principal office at 2051 Killebrew Drive, Suite 400, Minneapolis, MN 55425 ("Adaytum"), and Andersen Consulting, LLP an Illinois limited liability partnership with an office at 1661 Page Mill Road, Palo Alto, California 94304 ("Andersen"), for the benefit of all Andersen worldwide organizations and Andersen owned Affiliates as hereinafter more fully described. Adaytum and Andersen may also be referred to herein individually as "Party" or collectively as "Parties."

         WHEREAS, Adaytum and Andersen Consulting entered into a Global Alliance Agreement dated March 31, 2000, as amended by the Parties on June 6, 2000 (collectively, the "Agreement") to form a global alliance (the "Andersen/Adaytum Global Alliance") to enable selling and delivery of world-class business planning solutions;

         AND WHEREAS, Adaytum and Andersen Consulting now desire to broaden the scope of the Andersen/Adaytum Global Alliance to include a specific alliance (the "Andersen/Adaytum E&G Alliance") to target business planning solutions for the institutions of higher education, and federal, national and state-and-local governmental entities ("Education and Government").

         NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do mutually agree as follows:


SECTION 1 - DEFINITIONS

The capitalized terms used but not defined in this Addendum shall have the meanings specified in the Agreement.


SECTION 2 -  EDUCATION & GOVERNMENT INITIATIVES

2.1 Andersen Consulting and Adaytum will use reasonable efforts to mutually agree in writing on a detailed business plan for Education and Government (the "E&G Business Plan") within 60 days of the Addendum Effective Date. The E&G Business Plan will be updated at least quarterly and signed by authorized representatives of both Parties. The E&G Business Plan shall include jointly agreed to performance metrics including annual revenues generated, defined rules of engagement, escalation processes, marketing plans, and other business objectives. The E&G Business Plan will initially be focused in the United States.

2.2 Andersen Consulting and Adaytum will use reasonable efforts to enter into a separate, Joint Development Agreement ("JDA") which will define the mutually agreed upon Adaytum Software product extensions and modifications to the Adaytum Software products for the Education and Government market within sixty (60) days of the Addendum Effective Date. The JDA will define, among other terms and conditions, the responsibilities of the parties for the joint development of extensions and modifications to the Adaytum Software, and, to the extent it may be different than the MFA arrangement set forth in Section 4 of the Agreement, royalty payments to be paid by Adaytum to Andersen based on the sales of the Adaytum Software product offerings.


SECTION 3 -PARTNER STATUS

3.1 Andersen shall be Adaytum's strategic and preferred partner to provide Business Integration Services in the Education and Government market globally ("E&G Preferred Partner"). Adaytum shall not offer the opportunity to provide Business Integration Services or any other similar service to any third party, except as provided in Section 3.2. As the E&G Preferred Partner, Andersen shall have preferential access to all of Adaytum's capabilities. Adaytum shall at all times position Andersen as its E&G Preferred Partner.

3.2 For all opportunities to provide Business Integration Services for the Education and Government market, or any such similar service, in connection with Adaytum Software ("Opportunities"), as the E&G Preferred Partner, Andersen shall have the right of first refusal for all Opportunities. Adaytum shall provide written notice to Andersen of all Opportunities as they arise, where such notice shall provide Andersen sufficient information with which to make an informed decision whether to participate in the Opportunity. Andersen shall have ten (10) business days to decide whether to participate in the Opportunity. If Andersen communicates to Adaytum in writing (including by postal mail, facsimile, or electronic mail) that Andersen does not wish to participate in the Opportunity, Adaytum may then offer the option to participate in the specific Opportunity to another party. Any decision by Andersen not to participate in any given Opportunity shall not be deemed a decision not to participate in any other Opportunity.


SECTION 4 - MISCELLANEOUS

4.1 This Addendum shall be governed by and construed in accordance with the laws of Illinois, without giving effect to conflict of law rules.

4.2 This Addendum may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each Party shall have executed one counterpart.

4.3 Captions and headings appearing in this Addendum are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof. This Addendum is an appendix to the Agreement and all terms and conditions of the Agreement are incorporated herein by reference. Except as expressly set forth in this Addendum, the Agreement remains in full force and effect. In the event of a conflict in the terms and conditions of the Agreement and this Addendum, the terms and conditions of the Addendum shall control strictly with respect to this Addendum.



BOTH PARTIES REPRESENT THAT THEY HAVE READ THIS ADDENDUM, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS STATED HEREIN.


ADAYTUM SOFTWARE, INC.                      ANDERSEN CONSULTING LLP

By: /S/  J. D. G. Haddleton                 By:  /S/  Randy J. Hendricks
   ---------------------------------           --------------------------------

Name: J. D. G. Haddleton                    Name:   Randy J. Hendricks
     -------------------------------             ------------------------------

Title:  CEO                                 Title:  Partner
      ------------------------------              -----------------------------

Date:      5/31/2000                        Date:    5/31/2000
     -------------------------------             ------------------------------